UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Deckers Outdoor Corporation

(Name of Registrant as Specified In Its Charter)

MARCATO INTERNATIONAL MASTER FUND, LTD.

MARCATO CAPITAL MANAGEMENT LP

MCM ENCORE IM LLC

MARCATO ENCORE MASTER FUND, LTD.

RICHARD T. MCGUIRE III

KIRSTEN J. FELDMAN

STEVE FULLER

ANNE WATERMAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 7, 2017, Marcato Capital Management LP and certain affiliates (“Marcato”) received the following letter from Deckers Outdoor Corporation (the “Company”):

Dear Mr. McGuire:

This letter confirms that the Board of Directors of Deckers Outdoor Corporation continues to stand ready to interview your three director nominees in advance of the annual meeting.

As you know, on two separate occasions in late September 2017 we extended an invitation to interview your director nominees. You did not respond to the original invitation and declined the second.

Should you now wish to make some or all of your nominees available, we will arrange a mutually convenient time prior to the annual meeting for customary interviews.

Very truly yours,

John M. Gibbons

Chairman

On December 11, 2017, Marcato sent the following letter to the Company:

Dear Mr. Gibbons:

We are in receipt of your letter, dated December 7, 2017, in which you noted that the Board of Directors (the “Board”) of Deckers Outdoor Corporation (“Deckers” or the “Company”) would be willing to interview Marcato’s nominees for election to the Board at the 2017 Annual Meeting of Stockholders. We were surprised to have received your letter, particularly in light of recent communications between Deckers and Marcato during which Deckers, through its counsel, rejected Marcato’s offer to make its nominees available for interviews with the Board as recently as December 1, 2017. This offer, as you know, was made in connection with a proposal by Marcato to amicably resolve the proxy contest through an agreement with Deckers to place three of Marcato’s nominees on the Board. Unfortunately, Deckers swiftly rejected Marcato’s settlement proposal and made clear, through its counsel, that Deckers was not interested in pursuing any settlement discussions with Marcato. Given these communications, as well as recent public announcements made by Deckers denouncing the qualifications and experience of Marcato’s nominees, we are left to assume that your request to interview our nominees is nothing more than a record building exercise and an effort to gain a tactical advantage in the proxy contest.

Of course, Marcato would be willing to make its nominees available for interviews, but only in the context of a mutually agreeable settlement arrangement.

Sincerely,

Mick McGuire

Managing Partner

Marcato Capital Management LP